Exhibit 5.1

650 Page Mill Road Palo Alto, CA 94304-1050 650.493.9300 650.493.6811 www.wsgr.com

January 8, 2021

Roblox Corporation

970 Park Place

San Mateo, California 94403

Re:	Securities Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Roblox Corporation (the “Company”) in connection with the Registration Statement on Form S-1 (Registration No. 333-250204), as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 196,711,321 shares of the Company’s Class A common stock, $0.0001 par value per share (the “Shares”), for resale from time to time, pursuant to Rule 415 promulgated under the Securities Act by the registered stockholders as defined and listed in the Registration Statement under “Principal and Registered Stockholders” (the “Registered Stockholders”). The Shares may be sold by the Registered Stockholders, as set forth in the Registration Statement.

As such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion, that the Shares to be sold by the Registered Stockholders have been duly authorized and are, or in the case of any Shares subject to stock options or restricted stock units, when issued and paid for in accordance with their terms, will be, validly issued, fully paid and nonassessable.

AUSTIN    BEIJING    BOSTON    BRUSSELS    HONG KONG    LONDON    LOS ANGELES    NEW YORK    PALO ALTO

SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

January 8, 2021

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.